                                                                    Exhibit 25.1



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Tom Buelter and Ronald W. Rudolph and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


            Signature                                      Title                            Date
-----------------------------------------------------------------------------------------------------
/s/ H. Tom Buelter                           Chairman of the Board and                 March 29, 2001
---------------------------------            Chief Executive Officer
H. Tom Buelter                               (Principal Executive Officer)


/s/ Ronald W. Rudolph                        Executive Vice President, Finance         March 29, 2001
---------------------------------            and Chief Financial Officer
Ronald W. Rudolph                            (Principal Financial and Accounting
                                             Officer)


/s/ Karen Brenner                            Director                                  March 29, 2001
---------------------------------
Karen Brenner


/s/ Jonathan S. Holman                       Director                                  March 29, 2001
---------------------------------
Jonathan S. Holman


/s/ Jeremy M. Jones                          Director                                  March 29, 2001
---------------------------------
Jeremy M. Jones


/s/ William E. Brock                         Director                                  March 29, 2001
---------------------------------
William E. Brock



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